                                                                EXHIBIT 10(x)(x)

ING BANK

District Haaglanden

Postbus 204, 2501 AT Den Haag

QMS Europe B.V.                                          Afdeling Wholesale
Attn. Mr. A.C. Steenkamer                                Telefoon (070)3189 139
P.O. Box 8540                                            Referentie R. Hordijk
3503 RM Utrecht                                          Datum 11 February 2000

Subject:  Waiver

Dear Mr. Steenkamer,

ING Bank N.V., ING Mezzanine Fonds B.V. and NMB Heller N.V. (hereinafter jointly referred to as "The Bank") hereby informs you as follows.

QMS Europe B.V., with registered office at Utrecht, The Netherlands, hereinafter referred to as "Debtor", has received credit from The Bank under certain conditions, amongst which the condition that (1) the equity of Debtor, as defined, will not decrease below NLG 20 million and (2) the solvency ratio of Debtor, as defined, will be at least 25%.

As per December 31, 1999 Debtor was in non-compliance with the abovementioned conditions.

The Bank hereby waives the aforementioned non-compliance retroactively.

The Bank shall continue to monitor compliance with the conditions in the future. The next check will take place on the basis of the internal figures of June 30, 2000, which have to be made available to The Bank no later than August 1, 2000.

Kind Regards,

The Bank

by ING Bank, District of Haaglanden
/s/ P.L.M. Robijns
P.L.M. Robijns
Chairman